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                                                                   EXHIBIT 99.01

                                                                     Schedule II

                              ROYSTER-CLARK, INC
                        Allowance for Doubtful Accounts
                                (In Thousands)



                                                          Amounts
                                            Balance      charged to                      Balance
                                           beginning     costs and                        end of
                                           of period      expenses      Deductions(1)     period
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
Year Ended December 31, 1998                 $1,800       451,259         (451,259)       1,800

Nine Months Year Ended December 31, 1999     $8,245         1,703           (2,916)       7,032

Year Ended December 31, 2000                 $7,032         2,800           (3,941)       5,891

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(1)  Amounts determined not collectible, net of recoveries.